Exhibit 23.2

Consent of Independent Auditors

We consent to the use of our report dated June 11, 2021, with respect to the consolidated financial statements of PandoLogic Ltd., incorporated herein by reference.

/s/ Somekh Chaikin

Somekh Chaikin

Member Firm of KPMG International

February 3, 2022

Tel Aviv, Israel